Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-139576, No. 333-146569 and No. 333-176189) and Form S-8 (No. 333-126978) of Manitex International, Inc. of our report dated March 23, 2012, relating to our audit of the consolidated financial statements and schedules, which appear in this Form 10-K for the year ended December 31, 2011.

/s/ UHY LLP
UHY LLP

Sterling Heights, Michigan

March 23, 2012